Exhibit 10.8

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of March 21, 2014

B E T W E E N:

Benjamin Ward, an individual resident in the City of Oakville in the Province of Ontario, (hereinafter referred to as the “Employee”),

OF THE FIRST PART,

- and -

Canada Cannabis Corp., a company incorporated pursuant to the laws of Ontario, (hereinafter referred to as the “Employer” or “CCC” or the “Corporation”),

OF THE SECOND PART.

THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

ARTICLE 1 - EMPLOYMENT & REMUNERATION

1.01	Employment

The Employer hereby agrees to employ the Employee as the President and Chief Executive Officer (“CEO”) of the Employer, and the Employee hereby agrees to accept employment with the Employer as the CEO, with all managerial and executive duties and responsibilities commensurate with such a position all on the terms and conditions set out in this Agreement.  The CEO shall report directly to the Board of Directors of the Corporation (the “Board”).

(a)
Salary: The Employee’s remuneration will be based on a base wage as well as bonuses which will be calculated as set out below.  The Employee will be entitled to an annual base salary of CAD$120,000, less applicable withholding payments (the “Base Salary”), until it is altered by the mutual consent of both the Employee and the Employer.

(b)	Place of Employment: The Employee shall provide his duties and services to the corporation at its office in Oakville, Ontario or at such other place as the Corporation may determine from time to time.

(c)
Reimbursable Expenses: The Employee shall be reimbursed by CCC periodically for all ordinary and necessary management expenses incurred by the Employee in the performance of his duties under this Agreement and the Employee shall provide vouchers and statements in support of all such expenses.

(d)	Bonus: the employee shall be entitled to participate in corporate bonuses as shall be approved by the Board from time to time based on the achievement of key milestones determined by the Board.

(e)	Benefits: the employee shall be entitled to receive such corporate benefits as may be established by the Corporation from time to time.

(f)	Periodic Review: The Employee's salary and other benefits will be reviewed periodically.

(g)
Vacation: The Employee shall be entitled to 21 days of vacation in each calendar year, prorated during the first 365 days of the Employee’s employment from the start of his employment, provided that any vacation taken that is unearned prior to the termination of the Employee’s employment relationship, shall either be repaid by the Employee to the Corporation or deducted from any outstanding amounts owing to the Employee by the Corporation at the time at which this agreement is terminated by either Party.

1.02	Employee Representation

The Employee hereby represents and warrants to the Employer that he is not a party to any agreement which prohibits, restricts or limits in any way his right or ability to perform the duties and responsibilities as set out under this Agreement, and that this representation and warranty forms a condition precedent to this Employment Agreement.

ARTICLE 2 - EMPLOYEE’S COVENANTS

2.01	Confidentiality/Non-Disclosure

The Employee acknowledges that the Confidentiality and Non-Competition Agreement attached as Schedule “A” hereto forms an integral part of this Agreement, and that this Agreement and the employment relationship created hereunder, is conditional on, and will not be valid unless, the Confidentiality and Non-Competition Agreement attached as Schedule “A” hereto has been executed.

The Employee acknowledges and agrees that CCC’s reputation in its industry and its relationships with its clients, suppliers, employees, partners, management and agents are the result of hard work, diligence and perseverance on behalf of the Employer over an extended period of time.  The nature of the Employer is such that the on-going relationships between the Employer and its clients, suppliers, employees, partners, management and agents are material and have a significant effect on the Employer’s ability to continue to obtain business with respect to both long-term and new opportunities.

The Employee, therefore, confirms that:

(i)	the Confidentiality and Non-Competition Agreement attached as Schedule “A” hereto forms part of, and is an integral part of, this Employment Agreement; and

(ii)
all restrictions in the Confidentiality and Non-Competition Agreement attached as Schedule “A” hereto are reasonable and valid and all defences to the strict enforcement thereof by the Employer are waived by the Employee.

2.02	Termination

(a)
Subject to (c) below, the Employer may terminate this Agreement upon giving the employee one year written notice or payment in lieu of notice equal to one year’s salary. The Employee shall be entitled to no further notice, including at common law, other than the minimum notice or payment in lieu of notice referred to herein.

(b)	The Employee may terminate this Agreement upon giving the Employer written notice of twenty-one (21) days.

(c)
The Corporation may terminate the Employee for cause by providing written notices to the Executive specifying the event or events upon which the Corporation is relying on to terminate the Employee for cause. Where an Employee is terminated for cause in accordance with this subsection the Employee shall have no entitlement to any further minimum notice or payment in lieu of notice.

2.03	Fair and Reasonable

The parties confirm that the notice and pay in lieu of notice provisions contained in Section 2.02 are fair and reasonable and the parties agree that upon any termination of this Agreement by the Employer or Employee in compliance with Sections 2.02, the Employee shall have no action, cause of action, claim or demand against the Employer or any other person as a consequence of such termination.

2.04	Return of Property

Upon any termination of this Agreement the Employee shall at once deliver or cause to be delivered to the Employer all books, documents, effects, money, securities or other property belonging to the Employer or for which the Employer is liable to others, which are in the possession, charge, control or custody of the Employee.

ARTICLE 3 – GENERAL PROVISIONS

3.1	Benefit of Agreement

This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and permitted assigns of the Employer respectively.

3.2	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

3.3	Amendments and Waivers

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto.  No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

3.4	Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions in the Agreement shall continue in full force and effect.

3.5	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.6	Attornment

For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement.  The Employer and the Employee each hereby attorns to the jurisdiction of the courts of the Province of Ontario provided that nothing herein contained shall prevent the Employer from proceeding at its election against the Employee in the courts of any other province or country.

3.7	Agreement

The Employee hereby acknowledges receipt of a copy of this Agreement duly signed by the Employer.  The Employee also acknowledges that he has had an opportunity to obtain independent legal advice regarding this Agreement, understands the contents of the Agreement, and signed this Agreement freely and voluntarily without duress or undue influence from any party.

IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED AND DELIVERED
in the presence of:	)
)
)
)
)
)
Witness		/S/ Benjamin Ward
Name: Benjamin Ward

CANADA CANNABIS CORP.

By:	/S/ Benjamin Ward
Name:	Benjamin Ward
Title:	President

“A”

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

WHEREAS Benjamin Ward (hereinafter the “Employee”) and Canada Cannabis Corp. (the “Employer”) have agreed the Employer will employ the Employee;

AND WHEREAS, the Employer and the Employee (collectively, the “Parties” and individually a “Party”) each acknowledge that a condition of the Employer’s employment of the Employee is that the Employee execute this Confidentiality and Non-Competition Agreement (the “Agreement”);

AND WHEREAS, the Employee acknowledges he has been given adequate time to, and has undertaken a review of, this Agreement;

NOW, THEREFORE, in consideration of, and as a condition of, his employment with the Employer and in exchange of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Confidentiality

1.
Information Defined: As used in this Agreement, the term “Information” includes any and all oral or written information and trade secrets which are known or used by the Employer in connection with its business including, but not limited to,

a.
algorithms, formulae, flow charts, sketches, schematics, drawings, models, plans, specifications, computer programs, source codes, documentation, employed in the various computer software programs which are owned, licensed or distributed by the Employer;

b.	any plan, model or study belonging to or used by the Employer;
c.	all inventions, designs, ideas, programs, works, creations, compilations of information and analyses belonging to or used by the Employer;
d.	manuals, training programs and other documents and procedures developed or employed by the Employer;
e.	information which is provided to the Employer by third parties on the understanding that such information shall be kept in confidence; and
f.	customer and supplier lists, prospective customers, business plans, marketing strategies and ideas concerning future products.

2.
Employer’s Consent: Where this agreement requires the consent or approval of the Employer, such consent shall only be deemed to be given if it is received in writing from a member of the board of directors of the Corporation.

3.
Employee Confidentiality: The Employee shall receive, and maintain in confidence, any and all Information received from or developed for the Employer and shall not, directly or indirectly, disclose any Information to any third party or otherwise give any third party access to any Information, under any circumstances whatsoever, unless the Employer’s prior written approval is obtained. The Employee shall use the Information received from the Employer solely for the purpose of reasonably completing his duties of employment

4.	Employee Obligations: As part of his obligations under this Agreement, the Employee undertakes:
a.	To take all reasonable precautions necessary to assure that third parties will not gain access to any Information by any act or negligence on the part of the Employee;

b.
To ensure that all samples or documentation which constitute or contain Information, shall be and remain the property of the Employer and shall upon the Employer’s  request, immediately be returned to the Employer; and

c.
To ensure that all documentation which constitute or contain Information shall immediately be returned to the Employer upon termination of the employment relationship, regardless of the reason or nature of the termination of this relationship.

5.	Exceptions: The obligations of the Parties under this Agreement shall not apply to any Information:
a.	Which was known to the Employee prior to their employment by the Employer, as evidenced by written proof thereof;
b.	Which is now, or hereafter becomes, public knowledge through no fault of the Employee; or
c.
Which is obtained or acquired by the Employee in good faith from an independent third party, unless the Employee receives such Information from a third party, either wholly or partly due to the Employee’s role with the Employer.

6.
Ownership of Developments: All right, title and interest in and to any developments, designs, inventions, improvements, trade secrets, trademarks, copyrightable material, customer lists, client information, business or marketing plans or other proprietary information of the Employer which the Employee has made or conceived of or which the Employee may make or conceive of, either alone or with other individuals, and either on or off the Employer’s premises,

a.	While providing service to the Employer;
b.	With the use of the Employer’s resources, materials or facilities;
c.	Relating to the business of the Employer, including but not limited to any product or service, either being designed, being developed or completed, of the Employer; or
d.	Relating to or arising from any work performed by the Employee for the Employer,

whether in machine readable language or otherwise (the “Developments”), shall be and remain the exclusive property of the Employer, and the Employer shall own all copyright, trade secret and any other intellectual property rights therein. The Employee agrees to inform the Employer promptly and fully of any such Developments in writing, setting forth in detail the procedures employed and the results achieved. The Employee agrees to assign to the Employer all of his worldwide rights, title, and interests in and to, and to assist the Employer in any manner required to obtain intellectual property protection for, all patent, trademark, copyright, design right, topography right, trade secrets and other intellectual or industrial property of any nature whatsoever which the employee may have in any of these Developments.

7.
Assignment of Moral Rights: The Employee irrevocably waives all moral rights arising under the Copyright Act (Canada) or any rights to similar effect in any country or at common law that the employee may have with respect to the Developments to the extent those rights have not been assigned above.

Non-Competition

8.
Competitive Activity Defined: For the purposes of this Agreement, “Competitive Activity” is defined as engaging in any business in any other country or place in which the business is then carried on involving the development and/or marketing of intellectual property including hardware, algorithms and software which is primarily deployed in devices for use in electrical power systems.

9.
Employee Non-Competition Obligations: The Employee hereby agrees that, unless he has obtained the Employer’s prior written consent, he will not, directly or indirectly, on his own behalf or on behalf of a third party, engage in any Competitive Activity during his employment with CCC or for a period which is the greater of (i) a six (6) month period from the date of termination of employment, or (ii) a period beginning on the date of termination and ending on the day on which the Employee is entitled to receive his or her final remuneration from the Corporation (in the alternative, the “Exempt Period”), and will not during the Exempt Period:

a.
become an employee, officer, director, stockholder, principal, associate, partner, consultant, owner, agent, creditor, independent contractor or co-venturer of, or engage or participate in any other individual representative capacity whatsoever, in the conduct or management of, or own or have any stock or other proprietary or financial interest in, or any other way be interested in or associated with any other corporation, firm, or business engaged in any Competitive Activity, except that the Employee shall be free without such consent to own up to 10% of the capital stock of corporations whose securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market;

b.
perform any consulting services to any third party which is engaged in a Competitive Activity without the written approval of a duly authorized representative of the Employer, which approval the Employer hereby agrees not to unreasonably withhold; and

c.
sell to, accept, cause, attempt to cause or otherwise authorize any other person or entity to sell to or accept, for or on behalf any party, any such business from any such customers or prospects of the Employer, except as delineated above.

10.
Employee Non-Solicitation Obligations: The Employee hereby agrees that, unless he has obtained the Employer’s prior written consent, he will not, directly or indirectly, on his own behalf or on behalf of a third party during the term of their employment with the Employer or for the Exempt Period:

a.
solicit, or cause or authorize any other person or entity to solicit any party, persons or entities who are customers or prospects of the Employer for any business similar to the business transacted by the Employer or its affiliates; and

b.
solicit, attempt to cause, cause or authorize any other person or entity to solicit, any employee, consultant or contractor of the Employer or any other person, who is under contract with or rendering services to the Employer, to terminate his employment by, or consulting or contractual relationship with the Employer, or to refrain from extending or renewing the same (upon the same or new terms), to refrain from rendering services to the Employer, or to become employed or retained by or to enter into contractual relations with persons or entities other than the Employer.

General Terms

11.
Acknowledgement of Reasonableness: The Employee understands that the confidentiality, non-competition and non-solicitation provisions contained in this Agreement may interfere with the Employee’s ability to secure future employment or otherwise limit the Employee’s future commercial activities, but nonetheless acknowledges that the terms herein are reasonable and necessary to protect the Employer’s legitimate business interests. The Employee therefore agrees that such terms are valid and enforceable, and affirmatively waives any argument or defense to the contrary.

12.
Term of Agreement: This Agreement shall remain in effect during the term of the Employee’s employment with the Employer. Regardless of the circumstances surrounding the termination of the employment relationship, the Confidentiality provisions contained in section 1 through 7 shall survive in perpetuity. The provisions contained in sections 8-10 of this Agreement shall survive for a period of one (1) year after the termination of the Employee’s employment with the Employer.

13.
Injunctive Relief: the Employee agrees that any breach or threatened breach by the Employee of any of the provisions of this Agreement could result in irreparable harm to the Employer which may not reasonably or adequately be compensated in damages and that, in the event of any such breach or threatened breach, the Employer shall be entitled to equitable relief, including but not limited to temporary, preliminary and permanent injunctive relief enforcing the specific performance by the Employee or enjoining or restraining the Employee from any violation or threatened violation of the terms of this Agreement,

14.
Waiver of Enforcement: Any failure by the Employer to enforce the strict performance of, or to seek a remedy for a breach of, any provision in this Agreement shall not constitute a waiver of the Employer’s right to subsequently enforce or seek a remedy for such provision or any other provision of this Agreement.

15.
Severance:  If any of the restrictions contained in this Agreement are deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent duration, geographical scope, or other provisions thereof, and in its reduced form such paragraph shall then be enforceable in the manner contemplated hereby. This section shall survive the termination of the Employee’s relationship with the Employer hereunder for the periods provided.

16.	Governing Law and Covenant to Jurisdiction: This Agreement shall be governed by and interpreted under the laws of the Province of Ontario and the federal laws of Canada applicable therein.

17.
Independent Legal Advice: The Employee acknowledges that he has had an opportunity to obtain legal advice in connection with the execution of this Agreement and that he has read this Agreement in its entirety, understands its contents and is signing this Agreement freely and voluntarily without duress or undue influence from any party.